UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10080 N. Wolfe Rd., Suite SW3-200 Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2025, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with B. Riley Securities, Inc. and Alliance Global Partners, serving as agents (the “Agents”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50 million (the “Shares”) through the Agents (the “Offering”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-276848) filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2024, which was declared effective on February 13, 2024, the related prospectus contained therein, and the prospectus supplement relating to the Offering to be filed with the SEC on May 30, 2025 and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

The Agents may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Capital Market (“Nasdaq”) or on any other existing trading market for the Common Stock. The Agents will use commercially reasonable efforts to sell the Shares from time to time consistent with their normal trading and sales practices and applicable state and federal rules, regulations and Nasdaq rules, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agents a commission equal to three percent (3%) of the gross sales proceeds of any Shares sold through the Agents under the Agreement, and also has provided the Agents with customary indemnification and contribution rights.

The Agents are not required to sell any specific number or dollar amount of the Shares, but will use commercially reasonable efforts to sell, on behalf of the Company, all of the Shares requested to be sold by the Company, consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement, dated May 30, 2025, by and among Reviva Pharmaceuticals Holdings, Inc., B. Riley Securities, Inc. and Alliance Global Partners.

5.1	Opinion of Lowenstein Sandler LLP.

23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: May 30, 2025	By:	/s/ Narayan Prabhu
	Name:	Narayan Prabhu
	Title:	Chief Financial Officer